As filed with the Securities and Exchange Commission on June 5, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

TRUBION PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	52-2385898
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
2401 4th Avenue, Suite 1050
Seattle, Washington 98121
(206) 838-0500
(Address including zip code, and telephone number, including area code, of principal executive offices)
TRUBION PHARMACEUTICALS, INC. 2006 EQUITY INCENTIVE PLAN
(Full title of the plan)

Peter A. Thompson, M.D., FACP
President & Chief Executive Officer
Trubion Pharmaceuticals, Inc.
2401 4th Avenue, Suite 1050
Seattle, Washington 98121
(206) 838-0500
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Alan C. Smith, Esq.
Fenwick & West LLP
1191 Second Avenue, Suite 1610
Seattle, Washington 98101
(206) 389-4510

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☑ Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

	Amount
	to be	Proposed	Proposed
Title of securities to be	registered	maximum offering	maximum aggregate	Amount of
registered	(1)	price per share (3)	offering price	registration fee
Common Stock, $0.001 par value, available for issuance under the 2006 Equity Incentive Plan	889,609 shares (2)	$6.33	$5,631,225	$221.31
Total	889,609 shares		$5,631,225	$221.31

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2006 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Represents shares of Common Stock automatically reserved in January 2008 for options that may be granted under the 2006 Equity Incentive Plan.

(3)	Offering prices of awards that have not yet been granted as of the date of this Registration Statement are computed in accordance with Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the price of $6.33 per share, the average of the high and low prices of the Registrant’s common stock on May 30, 2008, as reported on the Nasdaq Global Market.

INTRODUCTION
REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement on Form S-8 registers an additional 889,609 shares of the Registrant’s common stock, par value $0.001 per share, that may be issued pursuant to the Registrant’s 2006 Equity Incentive Plan.
STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
REGISTRATION OF ADDITIONAL SHARES
          This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on December 15, 2006 (File No. 333-139381) and May 17, 2007 (File No. 333-143056), including periodic reports that the Registrant filed after filing such Form S-8 registration statements to maintain current information about the Registrant.

SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.2

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Trubion Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 5th day of June 2008.

TRUBION PHARMACEUTICALS, INC.
By:	/s/ PETER A. THOMPSON
Peter A. Thompson, M.D., FACP
President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michelle G. Burris and Kathleen Deeley, and each of them, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PETER A. THOMPSON Peter A. Thompson, M.D., FACP	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	June 5, 2008

/s/ MICHELLE G. BURRIS Michelle G. Burris	Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	June 5, 2008

/s/ LEE R. BRETTMAN Lee R. Brettman, M.D., FACP	Director	June 5, 2008

/s/ PATRICK HERON Patrick Heron	Director	June 5, 2008

/s/ ANDERS D. HOVE Anders D. Hove, M.D.	Director	June 5, 2008

Signature	Title	Date

/s/ STEVEN GILLIS Steven Gillis, Ph.D.	Director	June 5, 2008

/s/ DAVID A. MANN David A. Mann	Director	June 5, 2008

/s/ SAMUEL R. SAKS Samuel R. Saks, M.D.	Director	June 5, 2008

/s/ DAVID SCHNELL David Schnell, M.D.	Director	June 5, 2008

INDEX TO EXHIBITS

Exhibit
Number	Description

5.01	Opinion of Fenwick & West, LLP

23.1	Consent of Fenwick & West, LLP (see Exhibit 5.01)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included as part of the signature page to this Registration Statement)